EXHIBIT (a)(3)

CNA INCOME SHARES, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

                     FIRST: The charter of CNA Income Shares, Inc., a Maryland corporation (the "Corporation"), is hereby amended by adding a new Article TWELFTH to read as follows:

TWELFTH: Limitation of Liability of Directors and Officers.

                     Subject to and to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, and by the Investment Company Act of 1940, as from time to time amended, no director or officers of the Corporation shall have any liability to the Corporation or its stockholders for money damages; this limitation on liability to apply to events, acts or omissions occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

No amendment, alteration or repeal of this Article TWELFTH or adoption, alteration or amendment of any other provision of these Articles of Incorporation or the Corporation's By-Laws shall adversely affect any limitation of liability of any director or officer of the Corporation under this Article TWELFTH with respect to any ev ent, act or omission occurring prior to such amendment, alteration, repeal or adoption.

                     SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                     THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

                     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 16th day of July, 2001.

ATTEST: /s/ LYNNE GUGENHEIM Lynne Gugenheim Secretary	CNA INCOME SHARES, INC. By: /s/ MARILOU R. MCGIRR (SEAL) Marilou R. McGirr President